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                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration File No.: 333-99693

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 31, 2002)



                       L-3 COMMUNICATIONS HOLDINGS, INC.
                         448,582 Shares of Common Stock






This prospectus supplement relates to 448,582 shares of Common Stock that may be sold by certain selling stockholders.

This prospectus supplement, which supplements our prospectus dated October 31, 2002, contains information about the selling stockholders.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



July 28, 2003



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                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

Selling Stockholders ......................................................  S-1



     You should rely only on the information contained in this prospectus supplement and the prospectus to which it refers. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement shall not constitute an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the prospectus to which it refers is accurate only as of their respective dates.


                                       i



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                              SELLING STOCKHOLDERS

     The selling stockholders listed below received shares as consideration in connection with our acquisition of ComCept, Inc. ("ComCept"). The selling stockholders may receive additional consideration in cash or common stock, which is contingent on the performance of ComCept for its fiscal year ending June 30, 2004. The maximum additional common stock which may be payable to the selling stockholders for that additional contingent consideration is 109,544 shares.

     The following table states the number of shares of our outstanding common stock that the selling stockholders own resulting from payments made in our common stock in connection with our acquisition of ComCept, the number of such shares that may be sold for the account of the selling stockholders (or any of their donees with respect to donations to any such donee that does not exceed 500 shares), and the number of shares that will be owned by the selling stockholders assuming the sale of all the shares offered hereby.

                                    NUMBER OF      NUMBER OF        NUMBER OF
                                    SHARES OF      SHARES OF        SHARES OF
                                  COMMON STOCK   COMMON STOCK     COMMON STOCK
SELLING STOCKHOLDER                   OWNED       TO BE SOLD    OWNED AFTER SALE
-------------------               ------------    ----------    ----------------
Robert L. Amick                      10,439         10,439              0
Dennis R. Baas                       10,439         10,439              0
George Bach                              83             83              0
B&B Cullen Family LTD                59,402         59,402              0
Elizabeth Beasley                        83             83              0
Claude Bennett                          166            166              0
Tracy Benninger                         437            437              0
Mark Bigham                           6,041          6,041              0
Pressly Bonner                          104            104              0
David Bryson                          2,916          2,916              0
Thi Cao                                  20             20              0
Adelbert W. Carpenter                 7,863          7,863              0
Christopher Christon                  5,569          5,569              0
Neal B. Cooper                       14,979         14,979              0
Max Corneau                             166            166              0
Brian D. Cullen                      50,102         50,102              0
Cullen Family Foundation             30,000         30,000              0
Gary Davis                            2,441          2,441              0
Charles DeGilio                          83             83              0
Paul Deuell                              20             20              0
Robert E. Dryden                     27,025         27,025              0
Robert S. Dunn                          436            436              0
George M. Eargle                     14,277         14,277              0
Chris Freeze                            125            125              0
James C. Glenn, Jr.                   1,616          1,616              0
Evan Goen                                83             83              0
Joseph Goodman                        1,458          1,458              0
Rose Goodrich                            62             62              0
Michael C. Greer                     22,254         22,254              0
Rebecca Henseley                        104            104              0
Michell Hilton                           41             41              0
James Higdon                             41             41              0
Janey Hood                              499            499              0
Ben K. Howell                         3,123          3,123              0
Jamie Hydrick                           104            104              0
Emily Juricek                            83             83              0
John Langan                              41             41              0
Edward Lavallee                         104            104              0
Jim Mask                              1,416          1,416              0
Greg Miller                             604            604              0
Susan Mitchell                           41             41              0
Bob Mimlitch                            208            208              0
Art Money                               833            833              0
Dick Murphy                              83             83              0
John Parker                             312            312              0
Kevin Powell                             41             41              0
Art Sikes                               354            354              0
Don Smith                               208            208              0
Robert R. Spaulding                     911            911              0
Lex E. Thornton                       2,249          2,249              0
Bruce Trego                           2,083          2,083              0
David L. Tschoerner                   8,032          8,032              0
Jim Turner                            1,249          1,249              0
Darrell Villarma                        491            491              0
Maria Valdez                             41             41              0
Greg Voelcker                            41             41              0
Mark R. Von Schwartz                 18,252         18,252              0
Frederick L. Wahl                     7,605          7,605              0
Dee Ann Watkins                       2,451          2,451              0
Anne Wester                           1,041          1,041              0
John C. Wester and
  Anne L. Wester JT TEN WROS.         5,025          5,025              0
Chris White                           1,104          1,104              0
Mark Wilhelm                          1,166          1,166              0
Curtis Wold                              83             83              0
Philip A. Yates                       3,925          3,925              0
Kathy Young                              20             20              0
Phil Young                              833            833              0
Newbury Piret Companies, Inc.         5,477          5,477              0
                                    -------        -------            ---
                                    339,008        339,008              0
                                    =======        =======            ===

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